UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 26, 2006

DIAGNOSTIC CORPORATION OF AMERICA
(Exact name of registrant as specified in its charter)

Delaware	000-50155	02-0563302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21-Jia Bei Si Dong Road, Tie Xi Qu
Shen Yang, P. R. China.
(Address of principal executive offices)

Registrant’s telephone number, including area code: (8624) 2560-9750

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Diagnostic Corporation of America, a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

    On October 26, 2006, the Registrant announced the appointment of Ms. Li, Hong to fill one vacancy on the Board of Directors of the Registrant. The Board of Directors approved the appointment of Ms. Li, Hong as Director of the Registrant, effective immediately.

Li, Hong — Director of the Registrant,

    Ms. Li, Hong was born in 1978. She graduated with a Bachelor of Arts in Chinese Law from Northeastern University in the Peoples Republic of China.

    Since September 2001, Ms. Li has been working as in-house counsel within the legal department of Liao Ning Energy Conservation Technology Development Ltd. She has strong professional experience in the fields of human resources and professional management. In addition, Ms. Li is responsible for regulatory compliance and corporate governance at Liao Ning Energy Conservation Technology Development Ltd.

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SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAGNOSTIC CORPORATION OF AMERICA

Date: October 26, 2006	/s/ Li, Gang
Chairman, Chief Executive Officer and Director

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